Exhibit 99.2

Quarter Ended September 30, 2011 Quarter and Year Ended December 31, 2011

Quarter and Year Ended December 31, 2011

CORESITE

Table of Contents

Overview:

Earnings Release 1

Company Profile 6

Summary of Financial Data 7

Financial Statements:

Consolidated Balance Sheets 8

Consolidated Statements of Operations 9

Reconciliations of Net Income (Loss) to FFO, AFFO and EBITDA 10

Operating Portfolio:

Operating Properties 11

Leasing Statistics 12

Geographic Diversification and 10 Largest Customers 14

Development Summary and Capital Expenditures 15

Capital Structure:

Market Capitalization and Debt Summary 16

Interest Summary and Debt Covenants 17

2012 Guidance 18

Appendix 19

Quarter and Year Ended December 31, 2011

CORESITE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

DENVER, CO – February 23, 2012 – CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced financial results for the fourth quarter 2011.

Quarterly Highlights:

- Reported fourth-quarter FFO of $0.34 per diluted share and unit, representing a 36.0% increase over the prior-year quarter
- Reported fourth-quarter revenue of $46.0 million, representing a 3.7% increase over the prior quarter and a 20.0% increase over the prior-year quarter
- Executed new and expansion data center leases representing $6.8 million of annualized GAAP rent with a weighted-average GAAP rental rate of $192 per net rentable square foot
- Amended the company's revolving credit facility, expanding capacity to $225 million
- Announced 2012 FFO guidance with a range of $1.36 to $1.50 per diluted share
- Increased quarterly dividend by 38% to $0.18 per share

Tom Ray, CoreSite's Chief Executive Officer, commented, "Our leasing results in the fourth quarter reflect our continued drive to further differentiate our network-centric data centers and deliver excellence in our customer experience. Our strongest leasing results in the quarter were in Virginia, Chicago and the Bay area. We signed 19 new customers in the quarter, with key network wins from both the carrier and cloud verticals. We also continued to expand our platform, delivering new space in two markets and remaining on schedule and on budget to complete construction in the first half of 2012 on three additional projects."

Mr. Ray concluded, "We are pleased to have generated solid growth for our investors in 2011 and to enter 2012 with a strong asset base to drive internal growth and support expansion. We believe that the investments we are making in our operating platform will enable us to continue to drive the profitability of our company. We remain focused upon serving our customers, strengthening our go-to-market platform, executing in our development program and generating returns for our investors."

Financial Results

Fourth Quarter 2011

CoreSite reported funds from operations ("FFO") of $15.8 million, or $0.34 per diluted share and unit, for the three months ended December 31, 2011, compared to $11.5 million, or $0.25 per diluted share and unit, for the three months ended December 31, 2010. Total operating revenue for the three months ended December 31, 2011, was $46.0 million, a 3.7% increase on a sequential quarter basis and a 20.0% increase over the same quarter of the prior year. The company reported net income for the three months ended December 31, 2011, of $462,000 and net income attributable to common shares of $179,000, or $0.01 per diluted share.

Full Year 2011

CoreSite reported FFO of $56.9 million, or $1.24 per diluted share and unit, for the year ended December 31, 2011. Total operating revenue for the year ended December 31, 2011, was $172.8 million. The company reported a net loss for the year ended December 31, 2011, of $10.8 million and a net loss attributable to common shares of $4.6 million, or $0.24 per share.

| Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 1 |

Quarter and Year Ended December 31, 2011

CORESITE

A reconciliation of GAAP net income to funds from operations can be found in the company's supplemental financial presentation available on its website at www.CoreSite.com.

Leasing Activity

The company executed new and expansion data center leases representing $6.8 million of annualized GAAP rent during the quarter, comprised of 35,461 NRSF at a weighted average GAAP rate of $192 per NRSF and a weighted average lease term of 3.6 years.

During the fourth quarter, data center lease commencements totaled 38,864 NRSF at a weighted average GAAP rental rate of $168 per NRSF which represents $6.5 million of annualized GAAP rent.

Renewal leases totaling 22,911 NRSF commenced in the fourth quarter at a weighted average GAAP rate of $133 per NRSF, reflecting a 2.8% decrease in rent on a cash basis and a 4.8% increase on a GAAP basis. The decrease in cash rent was materially attributable to the decrease in rent associated with the renewal of an 9,532 NRSF lease at the company's facility in Milpitas, California. Excluding this lease, renewal rent increased 7.3% on a cash basis and 13.9% on a GAAP basis. The company's rent retention ratio for the fourth quarter was 69.4% and, adjusted to exclude the termination of a 102,951 square-foot lease in the company's Los Angeles market, its rent retention ratio for the quarter was 90.7%. For the calendar year 2011, the company's rent retention ratio was 70.2% in total, and 78.9% adjusted to exclude the termination of the 102,951 square-foot lease. For the year, rents on renewed leases increased 17.1% on a cash basis and 27.5% on a GAAP basis.

Development and Redevelopment Activity

During the fourth quarter, the company completed construction on 27,649 NRSF of space in Boston and Los Angeles for a total cost of $11.6 million, or approximately $420 per NRSF. Additionally, during the first half of 2012, the company plans to complete 126,106 NRSF of data center space currently under construction across three development projects in Northern Virginia, Santa Clara and Chicago.

The total estimated cost to complete the 126,106 NRSF of data center space under construction at December 31, 2011 is $99.7 million, an average cost of $790 per NRSF. The company incurred approximately $69.9 million through December 31, 2011, including investments of $38.7 million in its Santa Clara project and $28.0 million in its Northern Virginia project.

Including the space currently under construction or in preconstruction at December 31, 2011, as well as currently operating space targeted for future redevelopment, CoreSite owns land and buildings sufficient to develop or redevelop 936,390 feet of data center space, comprised of (1) 126,106 NRSF of data center space currently under construction, (2) 465,034 NRSF of office and industrial space currently available for redevelopment, and (3) 345,250 NRSF of new data center space available for development on land that the company currently owns at its Coronado-Stender business park.

Balance Sheet and Liquidity

As of December 31, 2011, the company had $121.9 million of total long-term debt equal to 12.9% of total enterprise value and equal to 1.7x annualized adjusted EBITDA for the quarter ended December 31, 2011.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2012 Guidance	Appendix	2

Quarter and Year Ended December 31, 2011

CORESITE

In December, CoreSite amended its revolving credit facility, extending the term to three years with an additional one-year extension, and increasing the size of its facility from $110 million to $225 million. The facility contains an accordion feature that can increase the facility by an additional $175 million with lender approval.

Subsequent to December 31, 2011, the company has drawn an additional $30.3 million on its revolving credit facility, primarily to repay a $25.0 million senior mortgage loan secured by the 427 S. LaSalle property. In conjunction with the repayment of the senior mortgage loan, 427 S. LaSalle was added as a co-borrower under the facility, with borrowings secured by a lien on the 427 S. LaSalle property on a senior secured basis. As a result of contributing this property to the borrowing base the company's accessible capacity has increased to $202.5 million, of which $158.6 million is currently available.

Dividend

On December 7, 2011, the company's board of directors declared a dividend of $0.18 per share of common stock and common stock equivalents for the fourth quarter of 2011. This represents a 38% increase from the previous quarterly dividend of $0.13 per share since the company's initial public offering in September 2010. The dividend was paid on January 17, 2012 to shareholders of record on December 31, 2011.

2012 Guidance

The company is providing the following guidance predicated on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any acquisitions or capital markets transactions.

		Low		High
Net income (loss) per share	$	(0.02)	$	0.04
Real estate related depreciation and amortization per share	$	1.38	$	1.46
FFO per share	$	1.36	$	1.50

The company's 2012 guidance provided in this press release incorporates projected operating results based upon significant drivers as follows:

- Total operating revenues of $195.0 million to $205.0 million based upon:
  - Rent retention on renewals of 65% to 70%
  - GAAP rent growth on renewals of 2% to 6%
- Total general and administrative expenses of $22.0 million to $24.0 million
- Adjusted EBITDA of $76.0 million to $84.0 million
- Development/redevelopment capital expenditures of $85.0 million to $110.0 million
- Recurring capital expenditures of $3.0 million to $5.0 million

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 3

Quarter and Year Ended December 31, 2011

Conference Call Details

The company will host a conference call on February 23, 2012 at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 387074. The replay will be available until March 1, 2012.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the company's website at www.CoreSite.com and clicking on the "Investors" tab. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE: COR) is a national provider of data center products and interconnection services. More than 700 customers such as Global 1000 enterprises, communications providers, cloud and content companies, financial firms, media and entertainment, healthcare, and government agencies choose CoreSite for the confidence that comes with customer-focused data center products, service and support systems, and scalability. CoreSite data centers are business catalysts, featuring the Any2 Internet exchange and network ecosystems, which include access to 200+ carriers and service providers and a growing mesh of more than 15,000 interconnections. The company features a diverse colocation offering from individual cabinets to custom cages and private suites, with 12 data center locations in seven major U.S. markets. For more information, visit www.CoreSite.com.

CoreSite Investor Relations Contact
+1 303.222.7276
InvestorRelations@CoreSite.com

CoreSite Media Contact
Mark Jobson
+1 303.405.1004
Mark.Jobson@CoreSite.com

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 4
Forward Looking StatementsThis earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward- looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company's data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company's failure to obtain necessary outside financing; the company's failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 5 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 5 Appendix Capital Structure 2012 Guidance
Company Profile The company serves over 700 customers across more than two million square feet, including space held for redevelopment and development, and provides access to over 200 network service providers. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 6 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 6 Appendix Capital Structure 2012 Guidance
Summary of Financial Data (in thousands, except share, per share and NRSF data) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 7 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 7 Appendix Capital Structure 2012 Guidance
Consolidated Balance Sheets (in thousands) Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 8 Appendix Overview Overview Financial Statements Operating Portfolio Development and Capital Expenditures 8 Appendix Capital Structure 2012 Guidance
Consolidated Statements of Operations (in thousands, except share and per share data) Operating Portfolio Development and Capital Expenditures Capital Structure 9 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 9 Appendix Capital Structure 2012 Guidance
Reconciliations of Net Income (Loss) to FFO, AFFO and EBITDA (in thousands, except share and per share data) Reconciliation of Net Income (Loss) to FFO: Reconciliation of FFO to AFFO: Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA: Operating Portfolio Development and Capital Expenditures Capital Structure 10 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 10 Appendix Capital Structure 2012 Guidance
Operating Properties (in thousands, except NRSF data) Financial Statements Development and Capital Expenditures Capital Structure 11 Appendix Operating Portfolio Overview Financial Statements Development and Capital Expenditures 11 Appendix Capital Structure 2012 Guidance
Leasing Statistics Data Center Leasing Activity Financial Statements Development and Capital Expenditures Capital Structure 12 Appendix Operating Portfolio Overview Financial Statements Development and Capital Expenditures Capital Structure 2012 Guidance
Leasing Statistics 13 Appendix Operating Portfolio Overview Financial Statements Development and Capital Expenditures Capital Structure 2012 Guidance Lease Expirations (total operating properties) Lease Distribution
Geographic Diversification and 10 Largest Customers Geographic Diversification 10 Largest Customers (in thousands, except NRSF data) Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 14 Appendix Overview Financial Statements Development and Capital Expenditures 14 Appendix Capital Structure 2012 Guidance
Development Summary and Capital Expenditures (in thousands, except NRSF data) Completed Pre-Stabilized Data Center Projects as of December 31, 2011 Capital Expenditures - Quarter Ended Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 15 Appendix Overview Data Center Projects Under Construction as of December 31, 2011 Financial Statements Operating Portfolio 15 Appendix Capital Structure 2012 Guidance
Market Capitalization and Debt Summary Debt Summary (1) Outstanding as of: Debt Maturities(1)(2) (in thousands, except per share data) Market Capitalization Financial Statements Operating Portfolio Development and Capital Expenditures 16 Appendix Overview Capital Structure Financial Statements Operating Portfolio Development and Capital Expenditures 16 Appendix 2012 Guidance
Interest Summary and Debt Covenants Debt Covenants (in thousands)) Interest Expense Components Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 17 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 17 Appendix 2012 Guidance
2012 Guidance (in thousands, except per share amounts) Overview Financial Statements Operating Portfolio Development and Capital Expenditures 18 Appendix Capital Structure 2012 Guidance

Quarter and Year Ended December 31, 2011

Appendix

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Definitions

Funds From Operations "FFO" – is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Adjusted Funds From Operations "AFFO" – is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1. Plus: Amortization of deferred financing costs
2. Plus: Non-cash compensation
3. Plus: Non-real estate depreciation
4. Plus: Below market debt amortization
5. Less: Straight line rents adjustments
6. Less: Above and below market leases
7. Less: Maintenance capital investment
8. Less: Tenant improvement capital investment
9. Less: Capitalized leasing commissions

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2012 Guidance	Appendix	19

Appendix AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense and transaction costs to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 20 Appendix Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2012 Guidance